THE WIDECOM GROUP, INC.
                           72 DEVON ROAD, UNIT 18
                      BRAMPTON, ONTARIO, CANADA L6T 5B4
                            --------------------
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON JANUARY 27, 1999
                            --------------------

To the Shareholders of
 THE WIDECOM GROUP, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Widecom Group, Inc. (the "Company") will be held at 72 Devon Road, Unit 18, Brampton, Ontario, Canada on January 27, 1999 at 10:00 a.m., for the following purposes:

      1. To elect five Directors to the Company's Board of Directors each to hold office for a period of one year or until their successors are duly elected and qualified; and

      2. To approve the issuance of securities of the Company in a private placement offering of up to 50 units, each Unit consisting of: (i) 40,000 shares of Common Stock; and (ii) a 12% three-year convertible note in the principal amount of $20,000 ("Unit") at a purchase price of $30,000 per Unit and such other terms described in the Proxy Statement; and

      3. To approve the acquisition of Diprin, Inc., an entity owned by Raja Tuli, the Company's Chairman, for a purchase price of 500,000 shares of the Company's Common Stock; and

      4. To approve a proposal to grant the Board of Directors the authority to amend the Articles of Incorporation of the Company to effect a reverse stock split of the Company's Common Stock in the range of from one-for-two (1:2) to one-for-eight (1:8) of the Company's Common Stock, $.01 par value per share; and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

      The close of business on December 18, 1998 has been fixed as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

      You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders.

                                       By Order of the Board of Directors

                                       SUNEET S. TULI, Secretary

Dated: December 29, 1998

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                           THE WIDECOM GROUP, INC.
                           72 Devon Road, Unit 18
                      Brampton, Ontario, Canada L6T 5B4

                            --------------------

                               PROXY STATEMENT

                                     FOR

                       ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON JANUARY 27, 1999

                            --------------------

      This Proxy Statement and the accompanying form of proxy will be mailed on or about December 29, 1998 to the holders of the Company's Common Stock of record ("Record Date") on December 18, 1998, of THE WIDECOM GROUP, INC., an Ontario, Canada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on January 27, 1999 at 72 Devon Road, Unit 18, Brampton, Ontario, Canada and at any adjournment thereof.

              SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      Shares of the Company's Common Stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted as follows: (i) FOR the election of five (5) Directors to the Company's Board of Directors; (ii) FOR the approval of a private offering of Units each Unit consisting of: (A) 40,000 shares of Common Stock; and (B) a 12% three year convertible note in the principal amount of $20,000, at a purchase price of $30,000 per Unit; (iii) FOR the approval of the acquisition of Diprin, Inc., an entity owned by Raja S. Tuli; (iv) FOR the proposal to amend the Company's Articles of Incorporation to effect a reverse stock split in the range of from one-for-two (1:2) to one-for-eight (1:8) of the Company's Common Stock, par value $.01 per share; and (v) FOR such other matters as may be properly brought before the Annual Meeting and for which the persons named on the enclosed proxies determine, in their sole discretion, to vote in favor.

      Any such proxy may be revoked at any time before it is voted. A shareholder may revoke his or her proxy by notifying the Secretary of the Company either in writing prior to the Annual Meeting, in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. A majority of the shares present and voting at the Annual Meeting is required for approval of all proposals being submitted to the shareholders for their consideration except the proposal to amend the Company's Articles of Incorporation to effect a reverse stock split, which requires a favorable vote of two-thirds (2/3) of the votes cast at the Annual Meeting. A shareholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the Annual Meeting and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors. A shareholder voting through a proxy who abstains with respect to approval of any other matter to come before the Annual Meeting is considered to be present and entitled to vote on that matter and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

      The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

      The Annual Report to Shareholders on the Company's Report on Form 10-K for the fiscal year ended March 31, 1998, including financial statements, accompanies this Proxy Statement.

      The principal executive offices of the Company are located at 72 Devon Road, Unit 18, Brampton, Ontario, Canada; the Company's telephone number is
(905) 712-0505.

Independent Public Accountants

      The Board of Directors of the Company has selected BDO Dunwoody ("BDO"), Chartered Accountants, as independent accountants of the Company for the fiscal year ending March 31, 1999. Shareholders are not being asked to approve such selection because such approval is not required under the Company's Bylaws or the Canada Business Companies Act. The audit services provided by BDO consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission and consultation in regard to various accounting matters. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                  VOTING SECURITIES AND SECURITY OWNERSHIP
                 OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The securities entitled to vote at the Annual Meeting are the Company's common stock, $.01 par value per share (the "Common Stock"). The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the Annual Meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to shareholders.
The close of business on December 18, 1998, has been fixed as the Record Date for the determination of the Common Stock shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of December 18, 1998, there were 7,154,598 shares of Common Stock issued and outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

      The following table sets forth certain information as of December 1, 1998, with respect to each Director, each nominee for Director, each executive officer, all Directors and Officers as a group and the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than five (5%) percent of any class of the Company's voting securities.

                                               Amount and
                                                Nature of         Percentage of
                                                Beneficial         Outstanding
Name and Address of Beneficial Owner (1)      Ownership (2)        Shares Owned
---------------------------------------       ------------        -------------

Raja S. Tuli                               1,498,509 (3)              20.945%
Lakhbir S. Tuli                            1,026,258                  14.34 %
Suneet S. Tuli                               805,597 (4)              11.26 %
Dr. Ajit Singh                                    --                     --
Bruce Vallillee                                   --                     --
Willem J. Botha                                   --                     --
Mark Maltese                                  13,334                  0.2
Lt. Colonel K.C. Sharma                           --                     --
Stan Seitz                                        --                     --

Global Bermuda Limited Partnership           500,000 (5)              6.532%
601 Carlson Parkway, Suite 200
Minnetonka, Minnesota 55305

All executive officers and directors
 as a group (five persons)                 3,343,698 (2)(3)(4)       46.545%

--------------------
<F1>  Unless otherwise indicated, the business address of each beneficial owner is 72 Devon Road, Unit #18, Brampton, Ontario, Canada, L6T 5B4.

<F2>  Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common
      Stock shown as beneficially owned by them. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date hereof have been exercised.

<F3>  Includes (i) 175,000 Common Shares issuable upon exercise of currently exercisable options at a price of $2.125 per share and 50,000 shares issuable upon exercise of currently exercisable warrants at a price of $2.125 per share, and (ii) 32,500 shares owned by Diversified
      Investors Capital Services of North America, Inc., a New York corporation, 30,500 shares owned by Pyrotech Limited, a Cayman Islands corporation, and 4,000 shares owned by Donald J. Schattle, respectively, as to which Mr. Tuli has voting rights pursuant to a stock exchange agreement.

<F4>  Includes 75,000 Common Shares issuable upon exercise of currently exercisable options at a price of $2.125 per share and 50,000 Common
      Shares issuable upon exercise of currently exercisable warrants at a price of $2.125 per share.

<F5>  Global Bermuda Limited Partnership currently owns three Debentures in the aggregate principal amount of $150,000, convertible into the Company's Common Stock at a conversion price equal to 80% of the average closing bid price of the Company's Common Stock as quoted on Nasdaq over the 20 trading days immediately preceding the date of the Company's receipt of notice requesting conversion. Based on the closing price of the Common Stock on December 1, 1998, which was $.375 per share the three outstanding Debentures may be converted into a aggregate of 500,000 shares at such time. The controlling persons of Global Bermuda Limited Partnership are Richard J. Emmerich, John D.
      Brandenburg and Michael J. Frey, the shareholders of Global Capital
      Management Inc., a Delaware corporation, which acts as the general partner of Global Bermuda Limited Partnership. The Company is currently in default with respect to the aforementioned Debentures.


Certain Reports

      Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's Common Stock warrants (which are the only classes of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934), to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports received by the Company, the Company believes that during the fiscal year ended March 31, 1998, all officers, Directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

      It is expected that the following will be considered at the Annual Meeting and action taken thereon:

                          I.  ELECTION OF DIRECTORS

      The Board of Directors has unanimously approved, and recommends Shareholder approval to elect, five Directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified.

Proposal

      The By-laws of the Company provide that the Board of Directors shall be comprised of not less than one and no more than nine persons. The Board of Directors currently consists of five members elected for a term of one year or until their successors are duly elected and qualified.

      At the Annual Meeting of Shareholders, five Directors will be elected to serve until the 1999 Annual Meeting of Shareholders or until their respective successors shall have been duly elected and shall have qualified. The affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is required for the approval of the nominees for a Director. All proxies received by the Board of Directors from holders of the common stock will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

      The following table sets forth certain information as of the date hereof with respect to the Directors of the Company, including all nominees for election to the Company's Board of Directors at the Annual Meeting.

                           Position with
                           Company;                               Continual
Name                       and Age                                Since        Term Expires
-------------------------------------------------------------------------------------------

                                  NOMINEES

Raja S. Tuli               President, Chief Executive Officer
                           and Director of the Company, 32           1990          1999

Suneet S. Tuli             Executive Vice President, Secretary
                           and Director of the Company, 30           1992          1999

Lt. Colonel K.C. Sharma    Director, 57                              1998          1999

Dr. Ajit Singh             Director, 57                              1992          1999

Bruce D. Vallillee         Director, 77                              1995          1999

--------------------

      Raja S. Tuli, founder of the Company, has been President, Chief Executive Officer and a director of the Company since its inception. From the Company's inception to August 1993, Mr. Tuli was also Treasurer of the Company. From 1987 to 1990 Mr. Tuli was President of CaCE Ltd. a family-owned architectural/construction business. Mr. Tuli received a Bachelor of Science degree in Computer Engineering in 1988 from the University of Alberta. Mr. Tuli is a resident Canadian national. Mr. Raja Tuli is the brother of Suneet S. Tuli.

      Suneet S. Tuli has been Executive Vice President of Sales and Marketing and Secretary since September 1993, a director of the Company since October 1992 and was the Marketing manager of the Company from June 1990 to August 1993. Mr. Tuli received a Bachelor of Science degree in Civil Engineering from the University of Toronto in April 1990 and is a resident Canadian national. Mr. Tuli is the brother of Raja S. Tuli.

      Lt. Colonel Kailash Chander Sharma is a director of the Company. Lieutenant Colonel Sharma possesses a Masters Degree in Political Science from Delhi University. Lt.Col. Sharma has a lengthy military background and has held several senior posts with significant levels of responsibility including strategic planning and public relations. Lt. Col. Sharma is proficient in government organizational and regulatory matters and since 1992 has operated a private consulting company, named Sharma's Consulting Company Private Limited.

      Dr. Ajit Singh has been a director of the Company since October 1992. Dr. Singh is the Senior Fellow at Queens' College, University of Cambridge in England, and its Director of Studies in Economics. Since 1987, Dr. Singh has held the Dr. William M. Scholl Visiting Chair in the Department of Economics at the University of Notre Dame in the United States. Dr. Singh has been a senior economic advisor the governments of Mexico and Tanzania, and is the author of Takeovers, Their Relevance to the Stock Market and the Theory of the Firm. Dr. Singh is the uncle of Raja and Suneet Tuli.

      Bruce D. Vallillee has been a director of the Company since September 1995. Since April 1994, Mr. Vallillee has been President of Vallillee Wide Format Products, Ltd., a company engaged in wide format document management and equipment sales. From 1987 to 1994, Mr. Vallillee was the President of Vallillee Electronics, Ltd., a company engaged in the distribution of electronic products. From 1976 to 1987, Mr. Vallillee was Vice President - Sales and Marketing for ITT/Canon Canada, the Canadian joint venture of ITT Corporation and Canon Electronics Corp. Mr. Vallillee is a resident Canadian national.

      Under Ontario law, a majority of the directors of the Company must be resident Canadians. A resident Canadian is defined, generally, to be an individual who is (i) a Canadian citizen ordinarily resident in Canada, (ii) a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons, or (iii) a permanent resident within the meaning of the Immigration Act (Canada), and ordinarily resident in Canada. A majority of the Board of Directors are presently Canadian residents.

Employment Agreements

      An Employment Agreement was entered into on July 17, 1995, between the Company and Raja S. Tuli ("RT Agreement") in which he agreed to devote 40 hours per week to the business of the company. The term of the RT Agreement is for five years, unless earlier terminated, and after July 17, 2000, the RT Agreement may be extended for successive one-year periods upon approval of the Board of Directors, unless earlier terminated. Pursuant to the RT Agreement, Raja S. Tuli serves as President and Chief Executive Officer of the Company, receives an annual base salary of $98,000 per year and is eligible to receive bonuses (up to 50% of his salary) provided that the Company achieves certain performance objectives. Raja S. Tuli pursues other business interests, however, Mr. Tuli limits his professional activities concerning the manufacturing and selling of wide format fax machines, engineering scanners, thermal plotters and related wide format document system peripheral equipment and supplies to the business of the Company. In consideration of Raja S. Tuli executing the RT Agreement, the Company granted him an option to purchase up to 187,500 shares of the Company's Common Stock at an exercise price of $4.00. Raja Tuli also develops other technologies outside of the business of the Company on his own time. Mr. Tuli is the sole owner of Diprin, Inc., to which he devotes approximately five hours per week developing the portable photo printer technology. Raja Tuli is also the sole owner of Docuport, Inc., to which he devotes approximately three hours per week developing the Slimfax, a multi-functional peripheral device which can be hooked up to a laptop computer enabling it to scan, print, copy or fax. Raja S. Tuli has had no other principal occupation or employment in the last five years.

      An Employment Agreement was entered into on July 17, 1995, between the Company and Suneet S. Tuli ("ST Agreement") in which he agreed to devote 40 hours per week to the business of the Company. The term of the ST Agreement is for five years, unless earlier terminated, and after July
17, 2000, the ST Agreement may be extended for successive one-year periods upon approval of the Board of Directors, unless earlier terminated.
Pursuant to the ST Agreement, Suneet S. Tuli serves as Executive Vice
President of Sales and Marketing of the Company, receives an annual base salary of $92,000 per year and is eligible to receive bonuses (up to 50% of his salary) provided that the Company achieves certain performance objectives. Suneet S. Tuli pursues other business interests; however, Mr. Tuli limits his professional activities concerning the manufacturing and selling of wide format fax machines, engineering scanners, thermal plotters and related wide format document system peripheral equipment and supplies to the business of the Company. In consideration of Suneet S. Tuli executing the ST
Agreement, the Company granted him an option to purchase up to 62,500 shares of the Company's Common Stock at an exercise price of $4.00. Suneet S. Tuli has no other principal occupation or employment in the last five years.

Board Meetings, Committees and Compensation of Directors

      During the fiscal year ended March 31, 1998, although no meetings of the Board of Directors were held, on five occasions the Board took action by unanimous written consent in lieu of a meeting.

      The Audit Committee is the only currently standing committee of the Board of Directors. The members of the committee are Lt. Colonel Kailash Chander Sharma and Bruce D. Vallillee. The Audit Committee reviews (i) the Company's audit functions, (ii) with management, the finances, financial condition, and interim financial statements of the Company, and (iii) with the Company's independent auditors, the year end financial statements of the Company. Members of the Audit Committee do not receive additional compensation for such service.

      No director of the Company received any compensation for such services as a director during the Company's last three fiscal years ended March 31, 1998. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Non-employee directors are reimbursed for their out-of-pocket expenses in attending Board meetings and a per diem of $1,000.

Executive Compensation

      The following table sets forth the cash compensation paid or accrued by the Company during the fiscal year ended March 31, 1998, to those persons serving as officers of the Company for the year ended March 31, 1998. No other officer was compensated at a rate in excess of $100,000.

                         SUMMARY COMPENSATION TABLE
                         --------------------------

WIDECOM SUMMARY COMPENSATION TABLE                    402 REG. S-K

                                                       Annual Compensation         Long-Term Compensation
                                                  ------------------------------   -----------------------
                                                                                           Awards
                                                                                   -----------------------
                                                                                                Securities
                                                                                                  Under-
                                                                        Other      Restricted     Lying
                                                                       Annual        Stock       Options/
                                                  Salary    Bonus   Compensation    Award(s)       SARs
      Name And Principal Position          Year    ($)       ($)         ($)          ($)          (#)
                  (A)                      (B)     (C)       (D)         (E)          (F)          (G)
---------------------------------------------------------------------------------------------------------
Raja S. Tuli, President & CEO              1998   126,724     0          0             0          25,000
                                           1997    98,460     0          0             0            0
                                           1996    79,225     0          0             0         150,000
--------------------------------------------------------------------------------------------------------
Suneet S. Tuli, Executive Vice President   1998   112,476     0          0             0          25,000
                                           1997    85,925     0          0             0            0
                                           1996    51,902     0          0             0          50,000
--------------------------------------------------------------------------------------------------------
Mark Maltese, Vice President of Sales      1998   139,548     0          0             0          40,000
                                           1997    47,917     0          0             0            0
                                           1996     N/A      N/A        N/A           N/A          N/A
--------------------------------------------------------------------------------------------------------


OPTION/SAR GRANTS IN LAST FISCAL YEAR MARCH 31, 1997-1998.

                                          Individual Grants
                               ---------------------------------------
                                             Percent Of                             Potential Realizable Value At  Alternative To
                                               Total                                Assumed Annual Rates of Stock   (f) And (g):
                               Number Of      Options                               Price Appreciation For Option    Grant Date
                               Securites      Granted                                           Term                   Value
                               Underlying   To Employees   Exercise Of              ---------------------------------------------
                                Options    In Fiscal Year  Base Price   Expiration                                  Grant Date
             Name              Granted(#)        %           ($/sh)       Date            5%($)    10%($)         Present Value $
             (a)                  (b)           (c)            (d)         (e)             (g)       (h)                (i)
---------------------------------------------------------------------------------------------------------------------------------
Raja S. Tuli (CEO)               25,000        8.9767        $2.125      09/23/07           0     $3,612.50              0
---------------------------------------------------------------------------------------------------------------------------------
Suneet S. Tuli (Executive Vice
 President Sales & Marketing)    25,000        8.9767        $2.125      09/23/07           0     $3,612.50              0
---------------------------------------------------------------------------------------------------------------------------------
Mark Maltese (Vice President
 of Sales & Marketing)           40,000       14.3627        $2.125      09/23/07           0     $5,780.00              0
---------------------------------------------------------------------------------------------------------------------------------

Note:  Stock Value @ Grant Date = $0.875.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                               Number Of
                                                                                              Securities            Value Of
                                                                                              Underlying           Unexercised
                                                                                              Unexercised         In-The-Money
                                                                                                Options              Options
                                                                                           At Fiscal Year-End    At Fiscal Year-
                                                                  Shares        Value             (#)                End($)
                                                                Acquired On    Realized       Exercisable/        Exercisable/
                            Name                                Exercise(#)      ($)         Unexercisable        Unexercisable
                            (a)                                     (b)          (c)              (d)                  (e)
--------------------------------------------------------------------------------------------------------------------------------

Raja S. Tuli, (CEO)                                                  0            0         175,000/0                   0
--------------------------------------------------------------------------------------------------------------------------------

Suneet S. Tuli (Executive Vice President Sales & Marketing)          0            0          75,000/0                   0
--------------------------------------------------------------------------------------------------------------------------------

Mark Maltese ( Vice President of Sales & Marketing)                  0            0          13,334/26,666              0
--------------------------------------------------------------------------------------------------------------------------------

Note:  (A) Year End Stock Price = $ 0.75
       (B) Year End Stock Price < Option Price therefore Options are not "In-The-Money" and have no value for this calculation.

STOCK PERFORMANCE GRAPH

                   31-Mar-94    31-Mar-95    31-Mar-96    31-Mar-97    31-Mar-98
                   -------------------------------------------------------------

                                         (In U.S. Dollars)

NASDAQ              239.36       266.3        361.54       401.76       609.68
------------------------------------------------------------------------------

The WideCom Inc                                 9.5          3.88         0.75
------------------------------------------------------------------------------

Intergraph            9.13        11.88        16            7.75         8.47
------------------------------------------------------------------------------

The Company used Intergraph Corporation ("Intergraph") as a peer issuer in the stock performance graph to compare the Company's performance to Intergraph's performance. Intergraph is a large technology company which trades on the Nasdaq SmallCap Market and has a scanner division whose products directly compete with the Company's products.

1995 Stock Option Plan

      In 1995, the Board of Directors adopted the 1995 Stock Option Plan (the "1995 Plan") to attract, retain and motivate persons as key service providers to the corporation and its affiliates and to advance the interest of the Company by providing such persons with the opportunity, through shares options, to acquire a proprietary interest in the Company. The 1995 Plan was approved by shareholders in July, 1995. In June, 1996, the 1995 Plan was amended to increase the number of shares eligible for grant from 375,000 shares to 500,000 shares.

      The 1995 Plan is available for certain eligible persons, which means any director, officer or employee of the Company or any Affiliate, or any other service provider or a corporation controlled by an eligible person, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such eligible person and/or spouse, children and/or grandchildren of such eligible person ("Eligible Person"). Options may be granted by the Board to any Eligible Person, provided, however, that the aggregate number of shares reserved for issuance upon the exercise of all Options granted to both Raja S. Tuli and Suneet S. Tuli shall not exceed 250,000 Options.

      The number of shares subject to each Option, the Option price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board. The Option price of any Option shall in no circumstances be lower than the market price on the date on which the grant of the Option is approved by the Board.

      The terms of the Option shall not exceed 10 years from the date of the grant of the Option.

      No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under this Plan, together with any shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed 5% of the issued and outstanding shares.

      Subject to provisions of the 1995 Plan, an Option may be exercised from time to time by delivery to the Company at its registered office of a written notice of exercise addressed to the Secretary of the Company specifying the number of shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or certified check, of the Option Price of the Shares then being purchased.

      In the event that the shares are at any time changed or affected as result of the declaration of a stock dividend thereon or their subdivision or consolidation, the number of shares reserved for Option shall be adjusted accordingly by the Board to such as they deem proper in their discretion.
In such event, the number of, and the price payable for, any shares that are then subject to Option may also be adjusted by the Board to such extent as they deem proper in their discretion.

Certain Relationships And Related Transactions

      In November 1995, the Company entered into an indemnification agreement with Raja Tuli, Suneet Tuli, Lakhbir Tuli and the Whale Securities Co., L.P., the underwriter of the Company's initial public offering ("Whale"), pursuant to which: (i) the Company, Raja Tuli, Suneet Tuli and Lakhbir Tuli, jointly and severally, agreed to indemnify and hold Whale harmless for any and all losses, claims, damages, expenses or liabilities it may suffer (including reasonable legal fees and expenses) as a result of any claim arising out of or based upon or related to a claim asserted by Mr. Debs, who commenced an action against the Company in New York County Supreme Court in 1995 ("Claim") (including legal fees and expenses) alleging breach of contract and fraud and claiming an ownership interest in certain of the Company's technologies, which indemnity may be made in cash or Common Shares; and (iii) in the event the Company issues any Common Shares or other equity securities to Mr. Debs or any person or entity claiming through, or designated by, Mr. Debs, Raja Tuli, Suneet Tuli and Lakhbir Tuli agreed to deliver to the Company, for cancellation, an equivalent number of Common Shares, each in proportion to his respective current beneficial ownership interest in the Company. In February 1996, without admitting any wrongdoing the Company settled the Debs litigation for $185,000. In connection therewith, Raja Tuli, Suneet Tuli and Lakhbir Tuli each contributed 7,368, 3,760 and 4,959 shares, respectively, to the Company to be held as treasury stock.

      As of January 30, 1997, the Company announced that it has finalized a joint venture agreement with Societe Innovatech du Grand Montreal, an instrumentality of the Province of Quebec, Canada ("Innovatech"). Both the Company and Innovatech purchased 450 shares of the Class A Common Stock of NovImage Inc., a Quebec corporation ("NovImage") for a purchase price of approximately $1,875,000 US dollars each. The consideration paid by the Company for the stock of NovImage was in cash and was derived from the Company's working capital. In addition, two other corporations, 3294412 Canada Inc., a Quebec corporation, and 3294421 Canada Inc., a Quebec corporation, each acquired 50 shares of the Class A Common Stock of NovImage in exchange for the transfer to NovImage of all right, title and interest to certain patents, patent applications and other technology and intellectual property rights of those corporations. Raja S. Tuli, President and Chief Executive Officer of the Company, owns 50% of 3294412 Canada Inc. and 50% of 3294421 Canada Inc. and is in common control of these corporations with the other directors of such corporations. Mr. Tuli maintains the ownership interest to enable NovImage to qualify for government research grants. No other person or entity holds interests in NovImage and neither Innovatech nor 3294412 Canada Inc. or 3294421 Canada Inc. retained any rights to the technologies transferred.

      In connection with the transaction, the Company licensed all of its patents, software and technology relating to its scanner and plotter manufacturing to NovImage for research and development purposes in order to develop improvements, modifications, additions or alterations to the Intellectual Property and to develop new products. The patents licensed to NovImage cover technologies which (i) allows for the use of photocells to create images on a liquid crystal display and (ii) produce a miniature viewscreen which can be mounted on face goggles. NovImage has developed the plain paper plotter and the print-heads; the next generation color scanner (836-8x); a computer chip to enable greater scanning speed; the SCSI print option and the related Faster/Turbo Mode for the 836 Model; and a new revision of Widecom's Colscan software (Version 4.0 1998) that enables greater image manipulation capability, increased file format conversion options and enhanced color correction and resolution schemes.

      NovImage granted the Company an exclusive perpetual worldwide (with the exception of the Province of Quebec, Canada) license to use such improved scanner and plotter technology and software to manufacture, distribute, market and sell the improved scanner, plotter and software, and any new products developed by NovImage in exchange for payment by the Company of 0.5% of royalty fees on net revenue, a 0.5% royalty fee on licensing revenue and 0.5% of the aggregate of all sales prices in connection with the sale to any sub-licensee of any equipment or materials. NovImage retained such rights with respect to the Province of Quebec, Canada. The Company does not receive any license or royalty fees from NovImage for the license of the Company's patents, software or technology relating to its scanner and plotter manufacturing.

      The Company also entered into a Stock Exchange Agreement with Innovatech pursuant to which Innovatech would be permitted at any time after October 2, 1996 to exchange all and not less than all of the 450 Class A Shares of NovImage (the "Exchange Shares") issued to Innovatech for 253,000 shares of Common Stock of the Company, for which Innovatech would have demand registration rights.

      Although the Company believes that the foregoing transactions were on terms no less favorable than would have been available from unaffiliated third parties in an arm's length transaction, there can be no assurance that this is the case. All future transaction and loans between the Company and its officers, directors and 5% shareholders will be on terms no less favorable than could be obtained from independent, third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors. There can be no assurance, however, that future transactions or arrangements between the Company and its affiliates will be advantageous, that conflicts of interest will not arise with respect thereto or that if conflicts do arise, that they will be resolved in favor of the Company.

      As a vehicle for receipt of a portion of their own compensation derived from their employment agreements, Messrs. Raja and Suneet Tuli each established their own consulting company. Raja Tuli's consulting company is called Raja S. Tuli Software Inc., and $69,874 of his total salary in 1998 was paid to his consulting company. Similarly, Suneet S. Tuli's consulting company is called Suneet S. Tuli Software Inc., and $59,892 of his total salary in 1998 was paid to his consulting company.

      On September 9, 1998, Raja S. Tuli, President and Chief Executive Officer, Suneet S. Tuli, Executive Vice President and Secretary, and Lakhbir
S. Tuli, an independent consultant for the Company and the father of Raja and Suneet Tuli, purchased, in the aggregate, 1,176,470 shares of the Company's Common Stock at $.17 cents per share in a private transaction in order to provide the Company with funds for working capital. The actual price of the Company's Common Stock on September 9, 1998, was $.125.

      The Company has engaged Lakhbir S. Tuli as a management consultant to manage the Company's facility, employees and operations in India. As consideration for his services, Lakhbir S. Tuli receives $75,000 per year.

      On September 20, 1998, Lakhbir S. Tuli made a non-interest bearing loan to the Company in the amount of $13,333 US dollars. The loan is payable on demand.

Vote Required

      The affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is required for the approval of the nominees for a Director.

THE BOARD OF DIRECTORS DEEMS THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES.

                                     II.

                     PROPOSED PRIVATE PLACEMENT OF UNITS

      The Board of Directors has unanimously approved, and recommends Shareholder approval of, a private placement offering of up to 50 Units, each Unit consisting of: (i) 40,000 shares of Common Stock; and (ii) a 12% three-year convertible secured subordinated note in the principal amount of $20,000 ("Units") at a purchase price of $30,000 per Unit. The Units are being offered without registration under the Securities Act of 1933, as amended, (the "Act"), in reliance upon the exemption from registration afforded by Section 4(2) of the Act, and sales of the securities will be made only to "accredited investors" as such term is defined in Rule 501(a) of Regulation D under the Act.

      The private offering (the "Offering"), is on a best efforts $600,000 minimum - $1,500,000 maximum basis. The net proceeds to the Company from the sale of the Units will be approximately $451,000 if the minimum number of Units are sold and approximately $1,231,000 if the maximum number of Units are sold, after deduction of placement agent fees of 10% and all other estimated fees and expenses of this offering.

Background of Proposal

      As shown in the financial statements included in its Annual Report on Form 10-K for the year ended March 31, 1998 (copies of which have been delivered to each Shareholder with this Proxy Statement), the Company has a pressing need for additional financing. The Company's heavy investment in property, plant, equipment and inventories, its continuing operating losses and its $1,850,000 investment in NovImage have substantially reduced the Company's cash position. Losses have continued during the fiscal year ending 1999, resulting in a continuation of the depletion of the Company's working capital. Additionally, the Company has recently introduced several new products and requires funds in order to manufacture and distribute these new products. As a result, management believes it is necessary to raise additional capital and is conducting the Offering in an attempt to raise the necessary funds. The Company believes that the maximum offering amount sought to be raised in this Offering will satisfy the Company's working capital needs for the next 9-12 months.

      The number of shares of the Company's Common Stock outstanding prior to the Offering is 7,154,598(1). After the Offering, if the minimum number of Units offered are sold, the number of shares of the Company's Common Stock outstanding will be 7,954,598 plus 400,000 shares of Common Stock if the all of the Notes are converted, and if the maximum number of Units offered are sold, the number of shares of the Company's Common stock outstanding will be 9,154,598(2) plus 1,000,000 shares of Common Stock if all of the Notes are converted. If the minimum number of Units offered are sold and all the Notes are converted, the Company will issue 1,200,000 shares of the Company Common Stock which will be 14.4% of the number of shares of Common Stock outstanding. If the maximum number of Units offered are sold and all the Notes are converted, the Company will issue 3,000,000 shares of the Company's Common Stock which will be 29.5% of the number of shares of Common Stock outstanding.

[FN]
--------------------
<F1>  Does not include (i) 500,000 shares of Common Stock reserved for issuance under the Company's 1995 Employee Stock Option Plan, of which 462,500 shares have been reserved for currently outstanding options and 37,500 shares are available for future issuances; and (ii) 2,462,460 outstanding warrants and debentures;

<F2>  Does not include (i) 500,000 shares of Common Stock reserved for issuance under the Company's 1995 Employee Stock Option Plan, of which
      462.000 shares have been reserved for currently outstanding options and 37,500 shares are available for future issuances; (ii) 2,462,460 outstanding warrants and debentures; (iii) the issuance of any shares of Common Stock upon conversion of the Notes; (iv) the issuance of any additional shares of Common Stock to the holders of Units in the event the Company fails to cause the Registration Statement to be filed under the Act 60 days after the Final Closing or cause the Registration Statement to become effective within 120 days of the filing of the Registration Statement; and (v) 500,000 shares that may be issued pursuant to the Diprin, Inc. acquisition.

      Companies whose securities are quoted on the Nasdaq SmallCap Market (the "Nasdaq") are required to obtain Shareholder approval if the sale or issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding. On the Record Date, the Company had 7,154,598 shares of Common Stock outstanding. Given that the proposed Offering described below constitutes in excess of 20% of the Company's outstanding Common Stock, the Company cannot proceed with the Offering without the affirmative vote of the majority of the Company's Shareholders voting on this Proposal.

Proposal

      After due consideration, the Board of Directors has determined that the following proposed Offering is in the Company's best interests. The Company has agreed with an investment banking firm, to act as the placement agent ("Placement Agent") for the Offering, for sale to persons who qualify as "accredited investors" (as defined in Rule 501 under the Act) of a minimum of 20 Units and a maximum of 50 Units, each Unit consisting of (a) 40,000 shares (the "Unit Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") and (b) a 12% three-year convertible secured subordinated note in the principal amount of $20,000 with a 12% rate of interest paid quarterly, commencing on March 31, 1999 (the "Notes"). Subject to redemption, each holder of a Note shall be entitled to convert into shares of Common Stock (i) up to one-half of the Note during the 30-day period commencing 180 days following the Initial Closing Date and (ii) the balance of the Notes at any time 360 days after the Initial Closing Date, provided, however, the Notes may be converted in full at the Option of the holder at any time following the receipt of Notice of Redemption by the Company. The principal amount of the Notes may be converted at the conversion price of $1.00 US per share, subject to adjustment in certain circumstances to prevent dilution. No fractional shares of Common Stock will be issued and a cash adjustment will be made in lieu thereof. No adjustment for interest will be made on conversion of any Note. Accordingly, accrued interest will not be paid on a Note if it is converted between an interest payment date and the next record date for interest payments. However, any unpaid interest accruing prior to the interest payment due immediately preceding the conversion will be paid by the Company. A holder who converts his Note will be deemed to have waived, as of the date of conversion, any default existing under the Note prior to conversion, except the payment of accrued interest. The Notes mature three (3) years from the date of issuance.

      In the event that the Company does not receive approval of this Offering from its Shareholders within six months of the initial closing (assuming at least 20 Units have been subscribed for prior to December 31, 1998) of this Offering, which approval is required in accordance with Nasdaq rules, the Company will (i) offer less than 20% of its common stock (or securities convertible into or exercisable for common stock), or offer less than 20% of the voting power outstanding, in which case Shareholder approval will not be required, and (ii) any Note sold in excess of the minimum will become immediately due and payable and interest thereon shall increase from 12% per annum to 20% per annum effective as of the date of issuance of the Notes.

      The Company has agreed to register for resale under the Act the Unit Shares, the shares of Common Stock underlying the Notes and the Common Stock underlying the Placement Agents Warrants in a Registration Statement to be filed with the SEC by the Company 60 days after the final closing of the Offering, which will occur when the maximum number of Units offered hereby has been subscribed for and accepted by the Company (the "Final Closing"), and to cause the Registration Statement to become effective 120 days after the filing of the Registration Statement. In the event that the Company fails either to (i) cause the Registration Statement to be filed under the Act 60 days after the Final Closing, or (ii) cause the Registration to become effective 120 days after the filing of the Registration Statement (except where such failure is due solely to actions of the SEC), then the Company shall issue to each holder of the Units 4,000 additional shares of Common Stock per Unit held for each thirty-day period following the 60 days after the Final Closing that the Registration Statement is not filed and 4,000 additional shares of Common Stock per Unit held for each thirty-day period following the 120 days after the filing of the Registration Statement that the Registration is not effective (except where such failure is due solely to actions of the SEC).

      The Notes are redeemable, in whole or in part, at the option of the Company, provided that (i) the shares of Common Stock underlying the Notes are registered for resale under the Act; (ii) during the 20 consecutive trading days ending within 45 days of the date of the written Notice of Redemption, the closing bid price of the Common Stock is not less than 150% of the conversion price and (iii) the trading volume of the Common Stock is not less than 30,000 shares per day. The redemption price shall be equal to the principal amount of the Note then outstanding plus all accrued and unpaid interest.

      To the extent that outstanding options and warrants are exercised, dilution to the percentage ownership of the Company's stockholders will occur and any sales in the public market of the shares of Common Stock underlying such options and warrants may adversely affect prevailing market prices for the shares of Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely effected since the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the outstanding options and warrants.



      The Placement Agent will receive a commission of 10% of the gross proceeds from the sale of the Units, as well as a 3% nonaccountable expense allowance reimbursement for its expenses relating to the Offering. In addition, the Placement Agent will receive warrants to purchase 12,000 shares per Unit sold in the Offering, exercisable for a period of five years at an exercise price of $.30 per share. In addition, the Company may enter into financial consulting agreements after the Offering under which the Company will issue up to 175,000 additional warrants and pay $5,000 per month for such services. The terms of these agreements are subject to further negotiations.



      The Company intends to use the proceeds from the sale of the Units offered hereby for the rollout of new products, repayment of debt, promotion, marketing and advertising and sales for new copier and printer products. The Company also intends to use the proceeds for general operating expenses, including the payment of outstanding payables and salaries of officers and employees.

      The application of the proceeds is intended to be made substantially as follows:

                             Assuming Sale      Assuming Sale
                             of the Minimum     the Maximum
Application                  Number of Units    Number of Units
---------------------------------------------------------------

Rollout of New Products          $250,000           $650,000

Repayment of Debt                $ 75,000           $150,000

Advertising and Marketing
 of Other Products               $ 75,000           $200,000

Working Capital                  $ 50,000           $231,000


      No offering of the securities referred to above is being made by this Proxy Statement. This Proxy Statement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any prior sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


Vote Required

      The affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is required for the approval of the Offering. Approval will be deemed to include all shares of Common Stock issuable pursuant to the Offering.

THE BOARD OF DIRECTORS DEEMS THE OFFERING TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL II.

                                    III.

                       THE ACQUISITION OF DIPRIN, INC.

      The Board of Directors has unanimously approved, and recommends Shareholder approval of, the acquisition of Diprin, Inc, a corporation organized under the laws of the province of Ontario, Canada, on August 19, 1998, and located at 1290 WhiteOaks Avenue, Missuaga, Ontario L5J 3C1. Raja S Tuli and Suneet S. Tuli have agreed to abstain from voting the shares of Common Stock beneficially owned by them on this issue.

Background of Proposal

      The Company has recently agreed in principle to acquire Diprin, Inc. ("Diprin"), a recently formed company wholly-owned by Mr. Raja Tuli, the Company's President and Chief Executive Officer. Although recently incorporated, Mr. Tuli was actively researching and developing the portable photo-printer technology, prior to incorporation and Diprin is continuing its research and development activities. Operations will commence upon the completion of the development of the photo-printer. Diprin currently has no operations, previous contracts, revenues or liabilities and was formed by Mr. Tuli to hold the photo-printer technology to facilitate this acquisition and the eventual commencement of operations. Diprin owns all the rights to the photo-printer technology for which a patent application is currently pending. Diprin has 100 shares of common stock outstanding. After the acquisition, the Company will be the sole owner of Diprin.

      Diprin is completing development of a portable photo-printer technology, which technology is the sole asset of Diprin. Diprin is conforming its portable photo-printer technology to that of the rapidly expanding consumer digital camera market. The Company believes the technology being developed will allow digital cameras to become instant photo producing cameras similar to the instant photo producing cameras marketed by Polaroid. To the best of the Company's knowledge, the portable photo-printer being developed by Diprin will be the smallest available (at 3"x6"x1.5 and weighing less than one pound) and the most affordable. The basis for this belief is the Company's knowledge of the industry and technology, as well as the belief that the design, for which a patent is pending, will enable the Company to sell the product at a price under $100.00 US dollars. Currently, there are only two photo-quality printers available to consumers under $299.00 US dollars, one of which prints only black and white and neither of which is portable.

      The design of the portable photo-printer is in the lastest stages of completion and phototyping has been scheduled to commence in the fiscal year ending March 2000. However, there can be no assurances that the photo-printer will be completed or that phototyping will begin. It is believed that the portable photo-printer will be ready for release by the fourth quarter of the fiscal year ending 1999 upon completion of the Beta and Gamma testing. Development costs and market preparation have been estimated to be approximately $500,000 US dollars. Although the Company does not have the funds necessary to complete development or market the photo-printer, the Board of Directors believes, but can not assure, that the Company will be able to obtain the additional capital in the future.

      The Company believes several companies have developed or are in the process of developing photo-printers which appeal to photo-enthusiasts and those who own digital-cameras. Currently, the market consists of approximately 30 photo-printers, primarily desktop or larger units which are incapable of printing without a computing device. In contrast, Diprin's photo-printer contains its own source of power which enables it to be portable. Diprin's photo-printer will be able to print directly from a digital camera. The Company believes that it can produce a low cost printer because it manufactures its own print-head. Canon has recently completed the Canon BJ Photo Adapter PC-100, which provides an interface to connect a digital camera to a printer. However, the Company believes that the adaptor is scheduled to be released in Japan in 1999.

      In determining whether the Company should acquire Diprin, the Board of Directors considered the photo-printer market as well as the Company's ability to compete in this market and develop new and innovative products. The Board of Directors believes that the acquisition of Diprin has the potential to generate substantial revenue for the Company and that the purchase price was fair and reasonable.

Proposal

      The current proposal is for the Company to acquire Diprin in a stock for stock exchange. The Company will give Mr. Raja Tuli 500,000 shares of the Company's Common Stock in exchange for all of the outstanding shares of Common Stock of Diprin. The Board of Directors, including disinterested Directors, has determined that the purchase price, is fair and reasonable, and that the acquisition of Diprin is in the best interests of the Company and the unaffiliated shareholders, although no outside or independent valuation of Diprin has been obtained. The factors considered in the valuation of Diprin were Diprin's potential market share and estimated financial forecasts, which indicate that Diprin's portable photo-printer technology would be of significant value to the Company. In September, 1998, the Company agreed to pay Diprin 500,000 shares of the Company's Common Stock which traded at a range of from $.375 per share to $.50 per share.
Therefore, the total cost to the Company for the photo-printer technology shall be a range of from $187,500 to $250,000 in (without consideration of any discount to the value of the shares since the shares are restricted and not currently eligible for public resale). The Company believes that the cost of the portable photo-printer technology, in comparison to the potential revenues derived from sales of the portable photo-printer and the potential revenues derived from consumables that will be marketed with the portable photo-printers, is extremely low. The actual price of Diprin's portable photo-technology will depend on the price of the Company's Common Stock on the date of the purchase.

      The Board of Directors and the Company's Management believes that the acquisition of Diprin would enable the Company to expand its product lines, expand its market share and generate substantial revenue. Therefore, it is in the Company's best interest to acquire Diprin, and it is anticipated that the transaction will be consummated within the next 60 days, assuming approval by the Company's shareholders.

      Companies whose securities are quoted on Nasdaq are required to obtain
Shareholder approval   if acquiring the assets of another company and any
director, officer or substantial shareholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly in the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Accordingly, this proposed acquisition cannot take place without the affirmative vote of the majority of the Company's Shareholders voting on this Proposal.

Vote Required

      The affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is required for the approval of the proposed acquisition of Diprin, Inc.

THE BOARD OF DIRECTORS DEEMS THE ACQUISITION OF DIPRIN, INC. TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" PROPOSAL III. RAJA S. TULI AND SUNEET S. TULI HAVE AGREED TO ABSTAIN FROM VOTING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM ON THIS ISSUE.

                                     IV.

                 AMENDMENT TO THE ARTICLES OF INCORPORATION
                  TO GRANT THE BOARD OF DIRECTORS AUTHORITY
                   TO DECLARE AND IMPLEMENT REVERSE SPLITS
                               OF COMMON STOCK

      The Board of Directors has unanimously approved, and recommends Shareholder approval of, an amendment to the Company's Articles of Incorporation to grant authority to the Board of Directors to declare and implement a reverse stock split in the range of from one-for-two (1:2) to one-for-eight (1:8) ("Reverse Stock Split").

Background of Proposal

      The Board of Directors has unanimously approved a proposal to amend the Articles of Incorporation to effect a Reverse Stock Split of the Company's Common Stock, $.01 par value per share, in the range of from one-for-two to one-for-eight, whereby from two shares of Common Stock to eight shares of Common Stock, currently outstanding, may be exchanged for one new share of Common Stock. All fractional shares resulting from the Reverse Stock Split will be settled in cash. The Reverse Stock Split will not affect the par value of the Common Stock. There are presently 20,000,000 shares of Common Stock, $.01 par value per share, authorized by the Company's Articles of Incorporation. Because the number of authorized shares of Common Stock will not be reduced if a Reverse Stock Split is effected, these shares will be available for issuance without any further shareholder approval. As of the Record Date, there were 7,154,598 shares of Common Stock issued and outstanding and 2,462,460 shares of Common Stock reserved for issuance upon the conversion or exercise of various securities of the Company. In the event that a one-for-two Reverse Stock Split is effected, the number of shares of Common Stock issued and outstanding will be 3,577,299 and the number of shares of Common Stock reserved for issuance will be 1,231,230. In the event that a one-for-eight Reverse Stock Split is effected, the number of shares of Common Stock issued and outstanding will be 894,324 and the number of shares of Common Stock reserved for issuance will be 307,807. The Company believes that shareholders will not have any greater difficulty disposing of stock in the event a Reverse Stock Split is effected.

      The Reverse Stock Split is being proposed in order for the Company to maintain the listing of its Common Stock and Warrants on Nasdaq. On May 27, 1998, the Company received a Letter from Nasdaq regarding the Company's ability to continue to meet its maintenance criteria. Under Nasdaq rules, in order to maintain listing of its Common Stock and Warrants on Nasdaq a Company must have, among other things, either $2,000,000 of net tangible assets, market capitalization of $35,000,000, $500,000 of net revenue in the latest fiscal year or 2 of 3 previous fiscal years as well as a minimum bid price of $1.00 per share. In addition, Nasdaq reserves the right to withdraw or terminate the Company's listing on Nasdaq at any time and for any reason at its discretion.

      The Nasdaq letter stated that based upon a review of the price data of the Company's Common Stock on the 30 days' prior to May 27th, the per share price was less than $1.00 per share. Nasdaq advised the Company that as long as the bid price of the Company's Common Stock increased to over $1.00 per share for at least 10 consecutive trading days prior to August 27, 1998, the Company would be in compliance with the maintenance requirement and no further action would be taken by Nasdaq to delist the Company's Common
Stock. At a hearing held October 16, 1998, to determine the Company's continued listing, the Company proposed various alternatives and proposals in order to comply with the Nasdaq maintenance regulations, including seeking stockholder approval to complete a reverse stock split. The Nasdaq granted the Company an exception to the minimum bid price requirement for the continued listing of the Company's Common Stock until February 1, 1999. The Company's Nasdaq symbol for the Common Stock for the duration of the exception will be "WIDFC". The Warrants were delisted from Nasdaq since the Company did not have the required number of market makers making a market in the Company's Warrants. Previously, the Company's Common Stock was listed for trading on Nasdaq under the symbol "WIDEF" and the Warrants were listed under the symbol "WIDWF".

      The Company proposes to implement the Reverse Stock Split in the range of from one-for-two to one-for-eight in an attempt to comply with the Nasdaq maintenance regulations dependent upon the price of the Common Stock at the date of the Reverse Stock Split. In the event that the Company completes the Reverse Stock Split, the number of shares that an investor owns would be reduced, but theoretically the economic value of the shares held by an investor would have the same value as prior to the split. While there can be no assurances that the price of the Common Stock on a post-split basis will increase to the mathematical equivalent of the Reverse Stock Split, the Board of Directors believes that it is the Company's only alternative currently available to raise the price of the Common Stock to a level which will be acceptable in order to maintain the Company's listing on Nasdaq.

Proposal

      The following description of the amendment is qualified in its entirety by reference to the form of the Amended Articles of Incorporation annexed hereto as Appendix A.

      The Company's Articles of Incorporation currently authorizes the issuance of 20,000,000 shares of Common Stock, par value $.01 per share. As of the Record Date, the Company had issued and outstanding 7,154,598 shares of Common Stock. As of such date, there was also reserved for issuance upon the conversion or exercise of various securities of the Company 2,462,460 shares of Common Stock, leaving a total of 10,382,942 authorized, unissued and unreserved shares of Common Stock available for future issuances.

      If Proposal IV is approved by Shareholders, from two to eight shares would be exchanged for one new share of Common Stock in accordance with the Reverse Stock Split, as of the date on which the amendment to the Company's Articles of Incorporation is filed with the Ministry of Consumer and Commercial Relations for the Province of Ontario, Canada (the "Effective Date"). The par value of the Common Stock would not be effected.

      No fractional shares of new Common Stock will be issued for any fractional new share interest. Rather, each Shareholder who would otherwise receive a fractional new share of Common Stock as a result of the Reverse Stock Split will receive an amount of cash equal to the average of the low bid price of a share of Common Stock as reported by the National Quotation Bureau, Inc., (or if no price is quoted, the market value of the Common Stock as determined by the Board of Directors) on the date immediately preceding the Effective Date multiplied by the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional interest. In the event that no market price from the National Quotation Bureau is available on the Effective Date, the Board of Directors will determine the market price based upon the market price of the Common Stock during the most recent 10-day period for which market prices are available. Because the price of the Common Stock fluctuates, the amount to be paid for fractional shares cannot be determined until the Effective Date and may be greater or less than the price on the date that any Shareholder executes his proxy.

      If this Proposal is approved, the Company will notify Shareholders of the filing of the Amended and Restated Articles of Incorporation with the Ministry of Consumer and Commercial Relations for the Province of Ontario, Canada and will furnish to Shareholders of record as of the close of business on the Effective Date with a Letter of Transmittal for use in exchanging certificates. The Shareholders of the Company, promptly after the Amended and Restated Articles of Incorporation becomes effective, will be requested to mail their certificates representing their shares of Common Stock of the Company to the Exchange Agent named in the Letter of Transmittal in order that a new stock certificate giving effect to the Reverse Stock Split may be issued and proceeds of the settlement of fractional interests delivered promptly.

      After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between those securities outstanding prior to the Effective Date of a Reverse Stock Split and those to be outstanding after the Effective Date of a Reverse Stock Split. A Reverse Stock Split will, however, result in adjustments to the exercise price, conversion rates and number of shares issuable upon the exercise or conversion of certain outstanding options and warrants.

      As a result of the Reverse Stock Split, cash proceeds received from the settlement of fractional shares may result in a Shareholder realizing taxable gain or loss to the extent of the difference between such proceeds and the cost or other basis applicable to the fractional shares. No officer, director, associate or affiliate of the Company is expected to derive any material benefit from approval of a Reverse Stock Split other than the benefits which would be enjoyed by any other person holding the same number of shares.

      The Board of Directors believes that it is in the best interest of the Company to grant the Board of Directors authority to declare and implement up to a one-for-eight Reverse Stock Split without the delay and expense of calling a special meeting to secure Shareholder approval.

Vote Required

      A favorable vote of two-thirds (2/3) of the votes cast at the Annual Meeting is required for the approval of the proposed amendment to the Articles of Incorporation to grant the Board of Directors authority to declare and implement Reverse Stock Split of common stock.

THE BOARD OF DIRECTORS DEEMS THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO GRANT THE BOARD OF DIRECTORS AUTHORITY TO DECLARE AND IMPLEMENT REVERSE SPLITS OF COMMON STOCK TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL IV.

                            FINANCIAL INFORMATION

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS, WHICH EXHIBITS SHALL BE FURNISHED TO SHAREHOLDERS, IF REQUESTED, UPON PAYMENT TO THE COMPANY OF REASONABLE EXPENSES INCLUDING PHOTOCOPYING AND MAILING EXPENSES, TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO SUNEET S. TULI, SECRETARY, 72 DEVON ROAD, UNIT 18, BRAMPTON, ONTARIO, CANADA L6T 5B4.

      Each such request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of Common Shares of the Company entitled to vote at the 1998 Annual Meeting of Shareholders.

                             VI.  OTHER BUSINESS

      As of the date of this Proxy Statement, the foregoing is the only business which the Board of Directors intends to present, and is not aware of any other matters which may come before the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

               VII. STOCKHOLDER PROPOSALS- 1999 ANNUAL MEETING

      Proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company on or prior to May 1, 1999 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 1999 Annual Meeting of Shareholders.

                                       By Order of the Board of Directors

                                       SUNEET S. TULI, Secretary

Dated: December 29, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.


______________________________________________________________

                                                    Appendix A


                        Form of Articles of Amendment
                        -----------------------------

1.    The present name of the corporation is:

      The Widecom Group Inc.
      ----------------------

2.    The name of the corporation is changed to (if applicable):

      ----------------------

3.    Date of incorporation
      June 15, 1990
      ----------------------
_________________________________________________________________

4.    The articles of the corporation are amended as follows:

      Paragraph 9 of the Articles of Incorporation of the corporation is hereby amended to provide for "a reverse stock split to effect a one for eight (1:8) reverse stock split of the Corporation's Common Stock, whereby each new share of the Common Stock will be exchanged for each 8 shares of the Common Stock currently outstanding and all fractional shares resulting from the reverse stock split will be payable in cash in an amount equal to the average of the low bid price of a share of Common Stock as reported by the National Quotation Bureau, Inc. on the date immediately preceding the effective date of the reverse stock split, multiplied by the number of shares of Common Stock that could otherwise have been exchanged for such fractional interest and thereby decreasing the number of Common Stock issued and outstanding to 894,324 shares of Common Stock."

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

6. The resolution authorizing the amendment was approved by the shareholder/directors (as applicable) of the corporation on
      the    th day of January, 1999
      ------------------------------

These articles are signed in duplicate.

                                       The Widecom Group Inc.
                                       ----------------------
                                       (name of corporation)

                                       Sy/Par./s/Raja S. Tuli   President
                                       ----------------------------------

                           The WIDECOM GROUP, INC.
              Annual Meeting of Shareholders - January 27, 1999

                  Proxy Solicited By The Board of Directors

The undersigned hereby appoints Raja S. Tuli and Suneet S. Tuli, and each of them, proxies, with full power of substitution, to vote all shares of common stock of the Widecom Group, Inc. owned by the undersigned at the Annual Meeting of shareholders of The Widecom Group, Inc. to be held on January 27, 1999 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

I.    Election of Directors

[ ]   For all nominees listed below    [ ]   Withhold authority

      (except as marked to the               to vote for all nominees
       contrary below)                       listed below

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

      Raja  S. Tuli     Lt. Colonel K.C. Sharma    Bruce D. Vallillee
      Suneet S. Tuli    Dr. Ajit Singh

                                 (Continued and to be signed on reverse side)

II.   Proposal For The Private Placement of Units

[ ]  For                        [ ]  Against                    [ ]  Abstain

III.  Proposal For The Acquisition of Diprin, Inc.

[ ]  For                        [ ]  Against                    [ ]  Abstain

IV. Proposal To Amend The Articles of Incorporation To Grant the Board of Directors Authority to Declare and Implement Reverse Splits of Common Stock.

[ ]  For                        [ ]  Against                    [ ]  Abstain

and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the proxy statement dated December 29, 1998 receipt of which is hereby acknowledged.

Either of the proxies or their respective substitutes who shall be present and acting shall have and may exercise all the powers hereby granted. The shares represented by this proxy will be voted FOR the election of five directors, FOR Proposal For The Private Placement of Units, FOR Proposal For The Acquisition of Diprin, Inc., FOR Proposal To Amend The Articles of Incorporation To Grant the Board of Directors Authority to Declare and Implement Reverse Splits of Common Stock, unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

                                       Date ________________________________

                                       Signed ______________________________

                                       (Please date and sign exactly as
                                       accounts. Each joint owner should
                                       sign. Executors, administrators,
                                       trustees, etc. should also so
                                       indicate when signing.)

                                       The proxy is solicited on behalf of
                                       the Board of Directors. Please sign
                                       and return in the enclosed envelope.